As filed with the Securities and Exchange Commission on October 20, 2006

File No. 001-32939

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or 12(g) of

The Securities Exchange Act of 1934

IDEARC INC.*

(Exact name of registrant as specified in its charter)

Delaware	20-5095175
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2200 West Airfield Drive DFW Airport, TX	75261
(Address of principal executive offices)	(Zip Code)

(972) 453-7000

(Registrant’s telephone number, including area code)

Copies to:

Katherine J. Harless President Idearc Inc. 2200 West Airfield Drive DFW Airport, TX 75261 (972) 453-7000	Jeffrey J. Rosen, Esq. Steven J. Slutzky, Esq. Debevoise & Plimpton LLP 919 Third Avenue New York, New York 10022 (212) 909-6000

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	The New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

None

*	The registrant was formerly named Verizon Directories Disposition Corporation. Effective as of October 18, 2006, the registrant changed its name to Idearc Inc.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

This Amendment No. 3 to the Registration Statement on Form 10 (the “Form 10”) incorporates by reference information contained in the information statement filed as Exhibit 99.1 hereto (the “Information Statement”). The cross-reference table below identifies where the items required by Form 10 can be found in the Information Statement.

Item No.	Item Caption	Location in Information Statement
1.	Business	See “Summary,” “Risk Factors,” Cautionary Statement Regarding Forward-Looking Statements,” “The Spin-Off,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Industry,” “Our Business” and “Relationship Between Verizon and Our Company After the Spin-Off.”

1A.	Risk Factors	See “Risk Factors.”

2.	Financial Information	See “Summary,” “Selected Financial Information,” “Pro Forma Financial Information” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

3.	Properties	See “Our Business—Properties.”

4.	Security Ownership of Certain Beneficial Owners and Management	See “Security Ownership of Certain Beneficial Owners.”

5.	Directors and Executive Officers	See “Management.”

6.	Executive Compensation	See “The Spin-Off—Treatment of Stock Options and Other Stock-Based Awards,” “Management” and “Relationship Between Verizon and Our Company After the Spin-Off—Employee Matters Agreement.”

7.	Certain Relationships and Related Transactions	See “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Management” and “Relationship Between Verizon and Our Company After the Spin-Off.”

8.	Legal Proceedings	See “Our Business—Legal Proceedings.”

9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	See “Summary,” “The Spin-Off,” “Capitalization,” “Dividend Policy” and “Description of Our Capital Stock.”

10.	Recent Sales of Unregistered Securities	See “Description of Our Capital Stock—Sales of Unregistered Securities.”

11.	Description of Registrant’s Securities to be Registered	See “The Spin-Off,” “Dividend Policy” and “Description of Our Capital Stock.”

12.	Indemnification of Directors and Officers	See “Indemnification of Directors and Officers.”

13.	Financial Statements and Supplementary Data	See “Pro Forma Financial Information” and “Index to Financial Statements” and the statements referenced thereon.

14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	Not applicable.

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Item 15.	Financial Statements and Exhibits.

(a) Financial Statements

The following financial statements are included in the Information Statement as filed as part of this Registration Statement.

Report of Ernst & Young LLP, Independent Registered Public Accounting Firm

Statements of Income for the years ended December 31, 2005, 2004 and 2003

Balance Sheets as of December 31, 2005 and 2004

Statements of Parent’s equity for the years ended December 31, 2005, 2004 and 2003

Statements of Cash Flows for the years ended December 31, 2005, 2004 and 2003

Notes to Financial Statements

Unaudited Interim Financial Statements:

Statements of Income for the nine months ended September 30, 2006 and 2005

Balance Sheets as of September 30, 2006 and December 31, 2005

Statements of Cash Flows for the nine months ended September 30, 2006 and 2005

Notes to Financial Statements (Unaudited)

Financial Statement Schedule:

Schedule II—Valuation and Qualifying Accounts for three years ended December 31, 2005, 2004 and 2003

(b) Exhibits

The following exhibits are filed herewith unless otherwise indicated:

Exhibit Number	Description
3.1*	Amended and Restated Certificate of Incorporation of the Registrant

3.2*	Amended and Restated Bylaws of the Registrant

10.1*	Form of Distribution Agreement

10.2	Form of Transition Services Agreement

10.3	Form of Publishing Agreement

10.4	Form of Non-Competition Agreement

10.5	Form of Branding Agreement

10.6	Form of Listings License Agreement

10.7	Form of Billing Services Agreement

10.8	Form of Intellectual Property Agreement

10.9*	Form of Tax Sharing Agreement

10.10*	Form of Employee Matters Agreement

10.11	2002 Employment Agreement of Katherine J. Harless

21.1	Subsidiaries of the Registrant

99.1	Information Statement

*	To be filed by amendment.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 20, 2006	IDEARC INC.

	By:	/S/ KATHERINE J. HARLESS
	Name:	Katherine J. Harless
	Title:	President

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EXHIBIT INDEX

Exhibit Number	Description
3.1*	Amended and Restated Certificate of Incorporation of the Registrant

3.2*	Amended and Restated Bylaws of the Registrant

10.1*	Form of Distribution Agreement

10.2	Form of Transition Services Agreement

10.3	Form of Publishing Agreement

10.4	Form of Non-Competition Agreement

10.5	Form of Branding Agreement

10.6	Form of Listings License Agreement

10.7	Form of Billing Services Agreement

10.8	Form of Intellectual Property Agreement

10.9*	Form of Tax Sharing Agreement

10.10*	Form of Employee Matters Agreement

10.11	2002 Employment Agreement of Katherine J. Harless

21.1	Subsidiaries of the Registrant

99.1	Information Statement

*	To be filed by amendment.